
BUSINESS SALES AGREEMENT
THIS BUSINESS SALES AGREEMENT (this "Agreement") is made this 26th day of April 1999, by and among Txon International Development Corporation, a Nevada corporation ("Txon"), Furst
Enterprises, Inc-, a Utah corporation ("Furst"), and Robert A.
Furstenau, an individual ("Furstenau").
Recitals
a)    Txon is in the business of development and construction of commercial, residential, resort and expatriate facilities.
b) Txon is interested in expanding its operation to include  "in house"
construction capabilities;
c)    Furst owns all the stock of Furst Construction Company, Inc. which engages in commercial construction projects in the State of Utah and elsewhere; and
d)    Txon and Furst have negotiated the following terms and conditions for Txon's acquisition of Furst.
Agreement
Based on the foregoing Recitals, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereafter set forth, the MUTUAL benefits to the parties to be derived therefrom and other good and valuable consideration, the adequacy of which arc hereby acknowledged, it is hereby agreed as follows:
ARTICLE I
PURCHASE OF FURST
1.01 Exchange of shares.  On the terms and subject to the condition set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof). Furstenau shall assign, transfer, and deliver to Txon, free and clear of all lines, pledges, encumbrances, charges, restrictions, or claims of any kind, nature or description, all issued and outstanding shares of stock of Furst (the "Furst Shares"). The transfer of Furst Shares by Furstenau shall be effected by the delivery to Txon at the closing (as set forth in Section
1.05 hereof) of certificates representing the transferred shares endorsed to Txon with signatures medallion guaranteed. At the closing and from time to time thereafter, Furstenau shall execute such additional instruments and take such other action as Txon may reasonably request, without cost to Furstenau in order to more effectively sell, transfer and assign clear titled and ownership in the Furst Shares to Txon. After giving effect to the transaction contemplated hereby the parties intend that Txon will own all the issued and outstanding shares of Furst and Furst will be a wholly owned subsidiary of Txon.
1.02 Payment for Furst Shares.  In return for the transfer of Furst
Shares, Txon shall: (a) pay Furstenau Twenty Million Dollars ($20,000,000) on the Closing Date in accordance with the terms set forth below; and (b) issue to Furstenau on the Closing Date Two Million Dollars ($2,000,000) worth of Txon's common stock, pay value $0.0012 per share ("Txon Common Stock") with such worth, solely for the purpose of this Agreement, determined by the lower of the (i) ten day average trading price for the Txon common stock, or such shorter period as the shares of Txon Common Stock have been listed on a securities exchange or the National Association of Securities Dealer's Automatic Quotation System; or (ii) the initial public offering price of the Txon Common Stock. Txon shall pay Furstenau the Twenty Million Dollars ($20,000,000) on the Closing Date by: (a) paying Furstenau in certified funds so much of the Twenty Million ($20,000,000) as Txon shall determine is appropriate given the amount of money Txon has available to it and considering Txon's operating needs, but in any event no less than Fourteen Million Dollars($14,000,000); and (b) by executing and delivering to Furstenau on the Closing Date a Promissory Note identical in form to Exhibit "A" attached hereto for the difference between Twenty Million Dollars ($20,000,000) and the amount paid to Furstenau in certified funds.
  1.03 Transfer of Txon Common Stock to be Tax Neutral.  In  addition tot he foregoing Txon will loan Furstenau any and all amounts necessary to pay taxes he incurs as a result of receipt of the Two Million Dollars ($2,000,000) worth of Txon Common Stock shall be taxed at the highest marginal tax rate applicable to Furstenau in the year he incurs liability for such taxes. To secure payment of said taxes, on the Closing Date Txon shall place in an interest bearing account on which both Furstenau and Txon are joint signatories and at an institution acceptable to Furstenau certified funds in an amount sufficient to pay the estimated additional tax liability Furstenau will incur as a result of receiving such stock, but in no event less that Six hundred thousand dollars ($600,000). Upon payment of said taxes, any amounts remaining in escrow will be disbursed to Txon. In the event that the escrowed funds are insufficient to pay such taxes, Txon will pay the balance to Furstenau immediately on demand. At such time as Furstenau sells all or any part of the Txon Common Stock issued to Furstenau on the Closing Date, Furstenau will reimburse Txon for any tax payment Txon has made on Furstenau's behalf pursuant to this section from the net proceeds of such sale until Txon has been fully repaid with interest at the then prevailing imputed interest rate set forth by the Internal Revenue Service. For purposes of this section, the net proceeds from any sale by Furstenau of such stock shall be: (a) the sales price of such stock; less (b) the amount of any commission, brokerage or other transaction fee; less (c) Furstenau's unpaid tax liability for any income received by Furstenau as a result of the sale. In the event that such sales of the stock do not generate sufficient net proceeds to fully reimburse Txon for any tax payment made by Txon pursuant to this section, Furstenau's reimbursement obligation to Txon will be canceled and Furstenau shall have no further obligation to reimburse Txon for taxes Txon has paid on Furstenau's behalf.
1.04 Basis for Purchase Price.   The purchase price for  acquisition of
the Furst Shares set forth above is based upon Furst's financial condition as of the date of this Agreement and notupon any projected increase in revenues
or business.   Furst shall be   considered to have adequate value to support
the purchase  price if on the  Closing Date  it has:
  (a) signed contracts for future work or work in progress having a minimum  contract balance of Fifteen Million Dollars ($15,000,000);
 (b) operating capital of at least Five Hundred Thousand  Dollars
($500,000); and
 (c)     operating capital plus receivables in excess of payables.
1.05   Closing and Parties.  The closing contemplated hereby shall be held at a mutually agreed upon place on May 1, 2000, or on an earlier date to be agreed to in writing by the parties (the "Closing Date"). Time is of the essence as it pertains to the Closing Date. Unless the closing occurs by the Closing Date, this Agreement shall be null and void and of no force or effect.  The closing may occur at any time following approval by a majority of the shareholders of Txon Common Stock as set forth in Section 4.01 hereof and the approval of Furst as set forth in Section 5.01. The closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.
  1.06     Closing Events.
  (a)    Txon Deliveries.  Subject to fulfillment or waiver of the
conditions set forth in Article IV, Txon    shall deliver to Furst at closing
all of the following:
  (i)A certificate of good standing from the State of Nevada, issued as of a date within five days prior to the Closing Date, certifying that Txon is in good standing as a corporation;
  (ii)     A certificate from the State of Utah certify- that  Txon is qualified to do  business in the State of Utah;

  (iii)     Incumbency and specimen signature certificates dated the
Closing Date with respect to the officers of Txon executing this Agreement and any other document delivered pursuant hereto on behalf of Txon;
  (iv)     Copies of the resolutions of Txon's board of directors and consent of shareholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Txon as of the Closing Date;
  (v)     The certificate contemplated by Section 4.03, duly  executed by the  chief executive officer of Txon;
  (vi)     The certificate contemplated by Section 4.04, dated  the
Closing Date, signed by the chief executive officer of Txon;
  (vii)     Certificates for Two Million Dollars ($2,000,000) worth of
Txon Common Stock issued in the name of Furstenau or his designee as described in Section 1.02;
  (viii)     A Promissory Note identical in form to Exhibit "A" for
the   amount of Twenty Million
Dollars ($20,000,000) less the amount paid to Furstenau or his designee in certified funds pursuant to (x) above;
  (ix)     Employment Agreements identical in form to Exhibits  "B" and
"C" duly executed by Txon;
  (x)     A Voting Trust Agreement identical in form to Exhibit "D"
signed by  all parties thereto except Furstenau; and

  (xi)     A minimum of Fourteen Million Dollars ($14,000,000) in
certified  funds payable to Furstenau or his designees.
  In addition to the above deliveries, Txon shall take all steps and actions as Furst and Furstenau may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.
  (b)     Furst Deliveries.  Subject to fulfillment or waiver of  the conditions set forth in Article V, Furst and/or Furstenau shall deliver to Txon at closing all of the following:
  (i)     A certificate of good standing from the secretary of  State of
Utah, issued as of a date within five days prior to the Closing Date certifying that Furst is in good standing as a corporation in the State of Utah;
  (ii)     Incumbency and specimen signature certificates dated  the
Closing Date with respect to the officers of Furst executing this Agreement and any other document delivered pursuant hereto on behalf of Furst;
  (iii)     Copies of resolutions of the board of directors and
sahreholders of Furst authorizing the execution and performance of this Agreement and contemplated transactions, certified by the secretary or an assistant secretary of Furst as of the Closing Date;
  (iv)   The certificate contemplated by Section 5.03, executed by the chief  operating officer of Furst;
  (v)   The certificate contemplated by Section 5.05, dated the Closing
Date,  signed by the chief operating officer of Furst;
  (vi) An Employment Agreement identical in form to Exhibit "B" duly executed  by Furstenau;  and
  (vii)    A Voting Trust Agreement identical in form to Exhibit  "D"
signed by Furstenau.
  In addition to the above deliveries, Furst shall take all steps and actions as Txon may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.
  1.07.     Termination
  (a)     This Agreement may be terminated by the board of  directors of
either  Txon or Furst at any time prior to the Closing Date if.   (i)  There
shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the
transactions contemplated by this Agreement; or   (ii)     Any of the
transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed  with the exchange.
  In the event of termination pursuant to this paragraph (a) of  Section
1.07, no   obligation, right, or liability shall arise hereunder, and  each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

  (b)     This Agreement may be terminated at any time prior to  the closing by  action of the board of directors of Txon if (i) Furst shall  fail to substantially comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Furst contained herein shall be inaccurate material respect, or
(ii) Txon determines that there has been or is likely to be any material adverse change in the legal condition of Furst; (iii) Furst cannot satisfy the financial  criteria set forth in  Section 1.04 on the Closing Date; or
(iv) Txon is unable to raise the fourteen million dollars ($14,000,000) payable to Furstenau plus two million five hundred thousand dollars ($2,500,000) in additional operating capital for Txon and Furst and to fund the account contemplated in Section 1.03 by the Closing Date as set forth in
Section 5.03.
  In the event of termination pursuant to this paragraph (b) of  this
Section   1.07, no obligation, right, remedy, or liability shall arise hereunder.  All  parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.
  (c)     This Agreement may be terminated at any time  prior to the
closing   by Furstenau or action of the board of directors of Furst if; (i)
Txon shall   fail to substantially comply in any material respect with any  of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Txon contained herein shall be inaccurate in
any  material   respect, (ii) Furst or Furstenau determines that there has
been or is likely   to be any adverse change in the financial or legal
condition of Txon, or (iii) Txon is unable to raise the fourteen million dollars ($14,000,000) payable to Furstenau plus two million five hundred thousand dollars ($2,500,000) in additional operating capital for Txon and
Furst and to fund  the account   contemplated by Section 1.03 by the Closing
Date as set forth  in Section 5.04.
 In the event of termination pursuant to this paragraph (c) of  this
section   1.07, no obligation, right, remedy, or liability shall arise hereunder.  All  parties shall each bear their own costs incurred in connection  with the  negotiation, preparation, and execution of this
Agreement and  the transactions contemplated hereby.
  ARTICLE II
 REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF TXON
  As an inducement to, and to obtain the reliance of Furst, Txon represents and  warrants as
follows:
  2.01     Organization.  Txon is, and will be on the Closing  Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be
duly   authorized,  qualified, franchised, and licensed under all applicable laws, regulations,  ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Txon's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.
  2.02     Approval of Agreement.  Txon has full power,  authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Txon has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby;
subject to the  approval of the Txon stockholders and compliance with state and federal  corporate and securities laws.
  2.03     Capitalization.  The authorized capitalization of  Txon
consists of 50,000,000 shares of common stock, $0.001 par value, of which 5,000,000 shares are issued and outstanding and 5,000,000 shares of preferred stock  having a par value of $0.001 per share, none of which have
been issued or are   outstanding.  All issued and outstanding shares of Txon
are  legally issued,  fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of  Txon.  Txon  represents that there is no other authorized, issued or  outstanding stock in Txon.
  2.04.     Financial Statements.
  (a)     Included in Schedule 2.04 are the unaudited balance  sheets of
Txon as of December 31, 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows ending December 31, 1998 from inception  through December  31, 1998, including the notes thereto.
 Prior to the Closing Date, Txon shall deliver the  compiled balance sheet of Txon  as of the close of the prior quarter, and the related statements of operations, stockholders' equity (deficit), and cash flows for the same period., together with the notes thereto and representations by the principal accounting, and financial officer of Txon to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations
and financial position for the periods and as of   the dates  indicated.
  (b)     The financial statements of Txon delivered pursuant to
Section 2.04(a)   have been prepared substantially in accordance with
generally  accepted  accounting principles consistently applied throughout the  periods involved as  explained in the notes to such financial statements. The Txon financial statements present fairly, in all material respects, as of their respective dates, the financial position of Txon. Txon did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting, principles and all assets reflected therein presently fairly the assets of Txon in accordance with generally accepted accounting principles
  (c)     Txon has filed or will file as of the Closing Date all  tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Txon has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued  for or applicable to  the period ended on the date of the most recent balance sheet  of Txon, except  to the extent reflected on such balance sheet and all such  dates and years and  periods prior thereto and for which Txon may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Txon, no deficiency assessment or  proposed  adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Txon, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Txon has not made any election pursuant to the provisions of any  applicable tax laws
(other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Txon, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties  or material
assets.   There are no outstanding agreements or waivers extending the statutory period  of limitation applicable to any tax return of Txon.
  2.05 Outstanding Warrants and Options.  Txon has no existing  warrants
or   options, calls, or commitments of any nature relating to the  authorized and  unissued Txon Common Stock.
  2.06     Information.  The information concerning Txon set  forth in this  Agreement is complete and accurate in all material respects  and does not  contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading. Txon shall cause the schedules  delivered by it pursuant hereto and the instruments delivered to Furst  hereunder to be updated after the date hereof up to and  including the Closing  Date.
  2.07     Absence of Certain Changes or Events.  Except as set  forth
in this   Agreement or the schedules hereto,.since the date of the most recent Txon balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:
  (a)     There has not been (i) any material adverse change in the
business,  operations, properties, level of inventory, assets, or  condition
of Txon or (ii) any   damage, destruction, or loss to Txon (whether or not
covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Txon;
  (b)     Txon has not (i) amended its articles of incorporation  or bylaws;
  (ii) declared or made, or agreed to declare or make, any  payment of dividends
 or distributions of any assets of any kind whatsoever to  stockholders or  purchased or redeemed, or agreed to purchase or redeem, any of  its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Txon; (iv) made any material chance in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses special compensation of any kind or any severance or  termination to  any present or former officer or employee;
(vii) increased the  rate of  compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other  employee benefit plan,  payment, or arrangement made to, for, or with its officers,  directors, or  employees;
  (c)     Txon has not (i) granted or agreed to grant any  options,
warrants, or  other rights for its stocks, bonds, or other corporate securities calling for the  issuance thereof; (ii) borrowed or agreed to borrow any funds  or incurred, or  become subject to, any material obligation or liability  (absolute or contingent)  except liabilities incurred in the
ordinary course of   business; (iii) paid any  material obligation or
liability (absolute or contingent)  other than current liabilities  reflected in or shown on the most recent Txon balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business  which, in the aggregate have a value of less than
$5,000 or  canceled, or agreed  to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Txon; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

  (d)     To the best knowledge of Txon, it has not become  subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Txon.
  2.08     Litigation and Proceedings.  There are no material  actions, suits, or  administrative or other proceedings pending or, to the  knowledge of Txon,  threatened by or against Txon or adversely affecting Txon or  its
properties,   at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator  of
any kind.   Txon does not have any knowledge of any default on its part  with respect to  any judgment, order, writ, injunction, decree, award, rule, or
regulation of   any court, arbitrator, or governmental agency or
instrumentality.
  2.09     Compliance With Laws and Regulations.  Txon has  complied
with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of Txon or (ii) could not result in the occurrence of any material liability for Txon. To the best knowledge of Txon, the consummation of this transaction will comply with all applicable statutes and regulations. subject to the preparation and filing of any forms required by state and federal securities laws,
  2.10     Material Contract Defaults.  Txon is not in default  in any material respect  under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Txon, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Txon has not taken adequate steps to prevent such a default from occurring.
  2.11     No Conflict With Other Instruments.  The execution of  this
Agreement   and the consummation of the transactions contemplated by this
Agreement will   not result in the breach of any term or provision of, or
constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Txon is a  party or to  which any of its properties or operations are subject.
  2.12     Subsidiary.  Txon does not own, beneficially or of  record,
any equity   securities in any other entity.
  2.13     Txon Schedules.  Txon has delivered to Furst the  following schedules,  which are collectively referred to as the "Txon Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of
Txon  as complete, true, and accurate:
  (a)     A schedule including copies of the articles of  incorporation and  bylaws of Txon in effect as of the date of this Agreement;
  (b)     A schedule containing copies of resolutions adopted by  the
board of   directors of Txon approving this Agreement and the transactions herein  contemplated;
  (c)     A schedule setting forth a description of any material
adverse change in the business, operations, property, inventory, assets, or condition of Txon since the most recent Txon balance sheet, required to be prov ided pursuant to Section 2.04 hereof,


  (d)     A schedule setting forth the financial statements  required pursuant to  Section 2.04(a) hereof, and
  (e)     A schedule setting forth any other information,  togther with any required copies of documents, required to be disclosed in the Txon Schedules by Sections 2.01 through 2.12.
  Txon shall cause the Txon Schedules and the instruments delivered to
Furst hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Txon Schedules, certified in the same manner as the original Txon Schedules, shall be delivered prior to and as a condition precedent to the obligation of Furst to close.
  ARTICLE III
 REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF FURST
  As an inducement to, and to obtain the reliance of Txon, Furst represents and  warrants as follows:
  3.01     Organization.  Furst is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Furst.

  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Furst's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.
  3.02     Approval of Agreement.  Furst has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Furst have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of Furstenau and compliance with state and federal corporate and securities laws.
  3.03     Capitalization.  The authorized capitalization of Furst
consists of 50,000 shares of common stock of which 3,255.1 shares are issued and outstanding.
 All issued and outstanding shares of Furst are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Furst.
  3.04     Financial Statements.  (a)     included in Schedule 3.04 are
the audited balance sheet of Furst as of December 31, 1998, and the related statements of operations, cash flows, and stockholders' equity for the period from inception to December 31, 1998, including the notes thereto, and the accompanying report of Leverich, Rasmuson, Banyard, independent certified public accountants. Prior to the Closing Date, Furst shall deliver the compiled balance sheet of Furst as of the close of the prior quarter, and the related statements of operations, stockholders' equity (deficit), and cash flows for the same period, together with the notes thereto and representations by the chief operating officer of Furst to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.
  (b)     The audited financial statements delivered pursuant to Section
3.04(a) have been prepared substantially in accordance with generally accepted accounting principles consistently applied throughout the periods involved.
The financial statements of Furst present fairly, as of their respective dates, the financial position of Furst. Furst did not have, as of the date of any such balance sheets ' except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Furst as of the date thereof, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Furst as of their respective dates and for the respective periods covered thereby.
  (c)     Furst has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date.

 All such returns and reports are accurate and correct in all material respects. Furst has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of Furst, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which Furst may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to Furst's knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.
Proper and accurate amounts of taxes have been withheld by or on behalf of Furst with respect to all material compensation paid to employees of Furst for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To Furst's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated.
 Furst has not made any election pursuant to the provisions of any applicable tax laws (other than eections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Furst, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets.
There are no tax liens upon any of the assets of Furst. There are no outstanding agreements or waivers extending the Statutory period of limitation applicable to any tax return of Furst.
  3.05     Outstanding Warrants and Options.  Furst has no issued
warrants or  options, calls, or commitments     of any nature relating to the
authorized and unissued Furst Stock.
  3.06     Disclosure.  No representation or warranty by Furst in this
Agreement and no statement contained in the schedules delivered by Furst pursuant hereto contains any untrue or misleading statement of a material fact or omits any fact necessary to make them not misleading. Furst shall cause the schedules delivered by Furst pursuant hereto to Txon hereunder to be updated after the date hereof up to and including the Closing Date.
  3.07     Absence of Certain Changes or Events.  Except as set forth in this  Agreement or the schedules hereto as update to the time of closing, since the date of the most recent Furst balance sheet described in Section 3.04:
  (a)     There has not been (i) any material adverse chance in the
business,  operations, properties, level of inventory, assets,  or condition of Furst or (ii) any damage, destruction, or loss to Furst materially and adversely affecting the business, operations, properties, assets, or conditions of Furst. (b) Furst has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; or (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Furst;
(iv) made any material change in its method of accounting.
  (c)     Furst has not (i) granted or agreed to grant any options,
warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Furst balance sheet and current liabilities incurred since that date in the ordinary course of business except payments made in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims except in the ordinary course of business; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering The business of Furst, except in the ordinary course of business; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized
and unissued or held as treasury stock); and   (d)     To the best knowledge
of Furst, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Furst.
  3.08     Title and Related Matters.  Except as provided herein or
disclosed in the most recent Furst balance sheet and the notes thereto, Furst has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, and assets, which are reflected in the most recent Furst balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except
 (i) statutory  liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Furst its technology does not infringe on the copyright, patent, trade secret, knowhow, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Furst is now being conducted or as contemplated.
  3.09     Litigation and Proceedings.  Except as otherwise disclosed in  schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Furst, threatened by or against Furst or adversely affecting Furst, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Furst does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or  regulation of any court, arbitrator, or governmental agency or instrumentality.
  3.10     Material Contract Defaults.  Except as may be determined in the actions or claims set forth in Schedule 3.09, Furst is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Furst, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Furst has not taken adequate steps to prevent such a default from occurring.
  3.11     No Conflict With Other Instruments.  The execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Furst is a party or to which any of its properties or operations are subject.
  3.12     Governmental Authorizations.  Furst has all licenses,
franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or  other governmental body is required in connection with the execution and delivery by Furst of this Agreement and the consummation by Furst of the transactions contemplated hereby.
  3.13     Compliance With Laws and Regulations.  Furst has complied
with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Furst or except to the extent that noncompliance would not result in the occurrence of any material liability for Furst. To the best knowledge of Furst, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.
  3.14     Subsidiary.  Furst owns all stock of Furst Construction Co.,
Inc. which in turn owns all stock in precision Steel, Inc., both Utah corporations.
  3.15     Furst Schedules.  Furst has delivered to Txon the following schedules, which are collectively referred to as the "Furst Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Txon as of such date, all certified by the chief executive officer of Furst as complete, true, and accurate:
  (a)     A schedule including copies of the articles of incorporation and bylaws of Furst and all amendments thereto in effect as of the date of this Agreement;
  (b)     A schedule containing copies of resolutions adopted by the board of directors of Furst approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;
  (c)     A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Furst since the most recent Furst balance sheet, required to be provided pursuant to Section 3.04 hereof,
  (d)     A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

  (e)     A schedule setting forth any other information, to either with any required copies of documents, required to be disclosed in the Furst Schedules by Sections 3.01 through 3.14.
  Furst shall cause the Furst Schedules and the instruments delivered to
Txon hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Furst Schedules, certified in the same manner as the original Furst Schedules, shall be delivered prior to and as a condition precedent to the obligation of Txon to close.
  3.16     Limited Representation and Warranties.  Neither Furst nor
Furstenau have made any representations and warranties of any kind except those contained in this Agreement.
  ARTICLE IV
 CONDITIONS PRECEDENT TO OBLIGATIONS OF FURST

  The obligations of Furst and Furstenau under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:
  4.01     Shareholder Approval.  Txon shall call and hold a meeting of its stockholders, or obtain the written consent of a majority of its stockholders, to approve the transactions contemplated by this agreement.
  4.02     Accuracy of Representations.  The representations and
warranties made by Txon in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date and Txon shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Txon prior to or at the closing. Furst shall be furnished with certificates, signed by duly authorized officers of Txon and dated the Closing Date, to the foregoing effect.
  4.03     Officer's Certificates.  Furst shall have been finished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Txon to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Txon threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Txon's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:
  (a)     This Agreement, the Promissory Note attached as Exhibit "A", the Employment Agreements attached as Exhibits " B" and "C" and the Voting Trust Agreement attached as Exhibit "D" have been duly approved by Txon's board of directors and stockholders and have been duly executed and delivered in the name and on behalf of Txon by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Txon pursuant to a unanimous consent;
  (b)     There have been no material adverse changes in Txon up to and including, the date of the certificate;
  (c)     All conditions required by this Agreement have been  met,
satisfied, or  performed by Txon;
  (d) All authorizations, consents, approvals, registrations,  and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Txon have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and
  (e)     There is no material action, suit, proceeding,  inquiry, or investigation at law in rein an or in equity by any public board or body pending or threatened against Txon, when unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Txon, the operation of Txon, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Txon is bound or in any way contests the existence of Txon.
  4.04     No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Txon, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Txon.
  4.05     Good Standings.  Furst shall have received a certificate of good standing from the secretary of the State of Nevada, dated as of the date within five days prior to the Closing Date, certifying that Txon is in good standing as a corporation and a certificate from the State of Utah certifying that Txon is qualified to do business in the State of Utah.
  4.06     Other Items.  Furst shall have received such further
documents, certificates, or instruments relating to the transactions contemplated hereby as Furst may reasonably request.
  4.07     Raising CAPITAL.  Txon shall have raised a minimum of Sixteen
Million Five Hundred Thousand Dollars ($16,500,000) to acquire Furst and obtain operating capital for Furst and Txon and fund the account contemplated by Section 1.03
  ARTICLE V
 CONDITIONS PRECEDENT TO OBLIGATIONS OF TXON

  The obligations of Txon under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:
  5.01.     Shareholder Approval.  Furst shall call and hold a meeting of its stockholders, or obtain through a majority written consent of its stockholders, whereby the stockholders of Furst authorize and approve this Agreement and the transactions contemplated hereby.
  5.02     Furst Stockholders.  Holders of all of the issued  anc,
outstanding Furst Shares shall agree to the exchange of shares contemplated by  this Agreement.
  5.03     Raising Capital.  Txon shall have raised sixteen  million
five hundred thousand dollars ($16,500,000) to acquire Furst and obtain operating capital for Furst and Txon and to find the account contemplated by
Section 1.03.
  5.04     Accuracy of Representations.  Any representations and
warranties made by Furst in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Furst shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Furst prior to or at the closing. Txon shall be furnished with a certificate, singed by a duly authorized officer of Furst and dated the Closing Date, to the foregoing effect.
  5.05     Officer's Certificates.  Txon shall have been furnished with certificates dated the Closing Date and singed by the duly authorized chief operating officer of Furst to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Furst, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.
Furthermore, based on certificates of good standing, representations of government agencies, and Furst's own documents, the certificate shall represent, to the best knowledge of the officer, that:
  (a)     This agreement has been duly approved by Furst's board of
directors and stockholders and has been duly executed and delivered in the name and on behalf of Furst by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Furst pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;
  (b)     Except as provided or permitted herein, there have been no material adverse changes in Furst up to and including the date of the certificate which would prevent it from satisfying the financial criteria set forth in Section 1.04;
  (c)     All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Furst have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and
  (d)     Except as otherwise disclosed in Schedule 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Furst, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Furst, the operation of Furst, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Furst is bound or would in any way contest the existence of Furst.
  5.06     No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Furst, nor shall any, event have occurred which, with the lapse of time or the giving of notice, may preclude Furst from satisfying the financial criteria set forth in Section 1.04.
  5.07 Good Standing.  Txon shall have received a certificate of good standing from the appropriate authority in the State of Utah, dated as of a date with five days prior to the Closing Date, certifying that Furst is in good standing as a corporation in the State of Utah.
  5.08     Other Items.  Txon shall have received such further
documents certificates, or instruments   relating to the transactions
contemplated hereby as Txon may reasonably request.
  ARTICLE VI
 SPECIAL COVENANTS
  6.01     Activities of Txon and Furst
  (a)     From and after the date of this Agreement until the Closing
Date and except as set forth in the respective schedules to be delivered by Txon and Furst pursuant hereto or as permitted or contemplated by this Agreement, Txon and Furst will each:
  (i)     Carry on its business in substantially the same manner as it has heretofore;
  (ii)     Maintain in full force and effect insurance comparable in
amount and in scope of coverage to that now maintained by it;
  (iii)     Perform in all material respects all of its obligations
under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;


  (iv)      Use its best efforts to maintain and preserve it business
organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;
  (v)     Duly and timely file for all taxable periods ending on or
prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity pr for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending, on the Closing Date.; and
  (vi)     Fully comply with and perform in all material  respects all obligations and duties imposed on it by all federal and state 'laws and all rules, regulations, and orders imposed by federal or state governmental authorities.
  (b)     From and after the date of this Agreement and except  as
provided herein  until the Closing Date, Txon and Furst will not:
  (i)     Make any change in its articles of incorporation or  bylaws;

  (ii)     Enter into or amend any material contract, agreement,  or
other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other  instrument in the ordinary  course of business; and
  (iii)     Enter into any agreement for the sale of Furst or  Txon
securities without  the prior approval of the other party.
  (c)     Nothing contained herein shall be construed to  prohibit Furst
Construction Company from entering into construction contracts of any size, from paying out any or all of its earnings to its shareholders or to its employees by way of bonus or otherwise from the date hereof through closing. Such payments are not limited to and may be greater than the amounts of historical payments of earnings or bonuses so long as the amounts paid reasonably take into account the operating needs of the Company.
  6.02     Access to Properties and Records.  Until the Closing  Date,
Furst and Txon will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Furst or Txon and will finish the other party with such additional financial and other information as to the business and properties of Furst or Txon as each party shall from time to time reasonably request.
  6.03     Indemnification by Furst.  Subject to the other  provisions in this Agreement, Furst will indemnify, defend, and hold harmless Txon and its directors and officers from and against any and all claims, losses, damages, expenses, and liabilities arising out of or incurred with respect to any breach of any representation or warranty of Furst contained in this Agreement.
  6.04.     Indemnification by Txon.  Since Txon is solely  responsible for all securities compliance and the raising of money referenced in this Agreement, Txon acknowledges that Furstenau, Furst, and Furst's officers and directors, have no obligations or liabilities in connection with those transactions. Txon will indemnify and hold harmless Furstenau, Furst, the Furst Stockholders, Furst's directors and officers, and each person, if any, who controls Furst within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with >investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity worth information furnished in writing by Txon expressly for use therein. Txon also agrees to indemnify and hold Furstenau, Furst, their officers, agents and employees harmless any and all claims arising from statements by Txon to third parties regarding Txon, Furst or their assets and operations. The indemnity agreement contained in this
Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Furstenau or Furst and shall survive the consummation of the transactions contemplated by this or termination of this Agreement.
  6.05     Notification.  Each party will promptly notify the  other of the existence or occurrence of any facts or events which give rise to the assertion of any claim under the provisions of Section 6.03 and Section 6.04. The indemnifying party shall promptly and diligently take such action as may be reasonably required to defend or settle such claim and shall keep the indemnified party advised of the current status thereof. The indemnified party shall, at he indemniting party's expense, reasonably cooperate with the indemnifying party's defense and the indemnifying party shall reasonably onsider the indemnified party's advice.
  6.06     The Acquisition of Txon Common Stock.  Txon and Furst
understand and agree that the consummation of this Agreement including the issuance of the Txon Common Stock to Furst in exchange for the Furst Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state tatutes. Txon and Furst agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.
  (a)     In order to provide documentation for reliance upon  exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:
  (i)     The Furst Stockholders acknowledge that neither the  SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Txon Common Stock, and that this transaction involves certain risks.
  (ii)     The Furst Stockholders have received and read the  Agreement and understand the risks related to the consummation of the transactions herein contemplated.
  (iii)     Furst Stockholders have such knowledge and  experience in
business and financial matters that they are capable of evaluating each business.
  (iv)     The Furst Stockholders have been provided with copies  of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.
  (v)     All information which the Furst Stockholders have  provided to
Txon or their representatives concerning their suitability and intent to hold shares in Txon following the transactions contemplated hereby is complete, accurate, and correct.
  (vi)     The Furst Stockholders have not offered or sold any
securities of Txon or interest in this Agreement and have no present intention of dividing the Txon Common Stock or Furst Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.
  (vii)     The Furst Stockholders understand that the Txon  Common
Stock has  not  been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Txon Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Furst or Txon an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Txon Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholders is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the Txon Common Stock or Furst Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.
  (viii)     Furstenau acknowledges that the shares of Txon  Common
Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities
Act or an exemption from such registration is available. Txon is not under any obligation to register the Txon Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such Txon Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Txon is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Furstenau can sell, transfer, or otherwise dispose of such Txon Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, Txon' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Txon Common Stock held by Furstenau and the certificates representing the Txon Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:
  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.
  (ix)     Subject to compliance with federal and state  securities
laws, Txon may refuse to register further transfers or resales of the Txon Common Stock in the absence of compliance with rule 144 unless Furstenau furnish Txon with an opinion of counsel reasonably acceptable to Txon stating that the transfer is proper. Further, unless such opinion states that the shares of Txon Common Stock are free of any restrictions under the Securities Act, Txon may refuse to transfer the securities to any transferee who does not furnish in writing to Txon the same representations and agree to the same conditions with respect to such Txon Common Stock as set forth herein. Txon may also refuse to transfer the Txon Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.
  (b)     In connection with the transaction contemplated by  this
Agreement, Furst and Txon shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where Furstenau resides unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

  (c)     In order to more fully document reliance on the exemptions as provided herein, Furst, Furstenau, and Txon shall execute and deliver to the other, at or prior to the closing, such further letters of representation, acknowledgment, suitability, or the like as Txon or Furst and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.
  (d)     Furstenau acknowledges that the basis for relying on
exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.
  6.08     Acquisition of Furst Shares.  In connection with the
acquisition of the Furst Shares, Txon represents, covenants, warrants and agrees as follows:
  (a)     The Furst Shares are investment stock and have not  been
registered under any federal or state securities law. Txon is acquiring the Furst Shares for its own investment pursuant to exemptions under the Securities Act and state statutes involving transactions not involving any public offering.
  (b)     Txon has not offered or sold any Furst Shares and has  no
present intention of dividing the Furst Shares to be received with others or of reselling or otherwise disposing of any, portion of the Furst Shares either currently, or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance. Any disposition of the Furst Shares may, under certain circumstances, be inconsistent with this exemption and may make Furst or Txon an "underwriter," within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the Furst Shares can be effected only in transactions which are not considered distributions and which are in compliance with applicable securities laws and regulations.

  (c)     In deciding to purchase the Furst Shares, Txon is  relying solely on information and advice furnished by Txon's own legal and tax advisors; and, except as otherwise specifically provided in this Agreement, neither Furstenau or Furst have made any warranties or representations as to the legal or tax affects, if any, involved in Txon's purchase of the Furst Shares.
  (d)     Txon has been provided with copies, and otherwise has  been afforded full and complete access to, all materials and information with respect to Furst, Furst's business activities, and Furst's financial condition, which Txon has deemed necessary to make an informed decision to enter into this Agreement according to its terms and to purchase the Furst Shares.
  (e)     All information which Txon has provided to Furst or to  its representatives concerning its suitability and intent to hold Furst Shares following the transactions contemplated hereby is complete, accurate and correct.
  (f)     Subject to compliance with federal and state  securities laws, the certificates representing the Furst Shares will bear a legend in substantially the following form so restricting the sale of such securities:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.
  6.09     Txon Liabilities.  Immediately prior to closing, Txon  shall have $100,000 in cash or cash equivalents and no liabilities with all expenses related to this Agreement or otherwise having been paid.
  6.10     Securities Filings.  Txon shall be responsible for  the
preparation of a Form D and its filing with the Securities and Exchange Commission and Furst will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.
  6.11     Sales of Securities Under Rule 144, If Applicable.
  (a)     Txon will use its best efforts to at all times satisfy  the current public information requirements of rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.
  (b)     Upon being informed in writing by any person holding
restricted stock of Txon as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof, Txon will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.
  (c)     If any certificate representing any such restricted  stock is
presented to  Txon's transfer   agent for registration or transfer in
connection with any sales  theretofore made under rule     144, provided such
certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Txon and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Txon will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the closing and the consummation of the transactions contemplated by this Agreement for a period of two years.
  6.12     Seat on Board of Directors.  Upon closing of the
transactions contemplated by this Agreement, the current board of directors of Txon shall be expanded by one directorship that shall be filled by Furstenau. Management of Txon agree to support Furstenau at all elections of directors for a period of five years following the closing of this transaction.
Furstenau  shall have the right to  resign as a director at any time.
  6.13     employment Agreements.  As consideration for entering  into this Agreement, Txon and Furstenau agree to enter into the Employment Agreement attached hereto as Exhibit "B." In addition, Txon agrees to execute the  Employment Agreement with Mr. Johansen attached hereto as
Exhibit "C" in the event that a copy of the Employment Agreement executed by Mr. Johansen is tendered at closing.
  6.14     Employee Benefits.  As soon as reasonably practical
following the  execution of this
Agreement, Txon shall takesuch steps as may be required to implement a stock option plan for key employees of Furst as identified by Furstenau and any additional key employees of Txon. Txon shall further implement an employee stock ownership program or some other broad based employee benefit plan that will allow all employees to participate in the growth of Txon. In addition,for a period of at least five years from the Closing Date, Txon shall require Furst to provide to its employees all employee benefits currently enjoyed by Furst employees, including but not limited to vacation, sick leave, health insurance and life insurance.
  ARTICLE VII
 MISCELLANEOUS
  7.01     No Representation Regarding Tax Treatment.  No
representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.
Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.
  7.02     Governing Law.  This Agreement shall be governed by,
enforced and construed under and in accordance with the laws of the State of Utah.
  7.03     Notices.  Any notices or other communications  required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:
  If to Txon, to:                                       With  Copies to:

 Stephanie Harnicher, President             Victor D. Schwarz,
Esq                                                 Txon International
Development           3090 East 3300 South,  #
400
Corporation                                             Salt Lake  City,
Utah 84109                                            6322 South 3000 East,
Suite 320            Fax:     (801)
4636085                                                     Salt Lake City,
Utah
84121
                                   Fax:(801) 7334637
If to Furst, to:                                         With  copies
to:
 Robert A. Furstenau, President              David Wahlquist,
Esq                                                 Furst Construction,
Inc.                          Kirton &
McConkie                                         515 west 2100
South                              60 E. South  Temple, Suite
1800                                     Salt Lake City, Utah
84111                    Salt Lake City,  Utah
84111                                             Fax:     (801)
9720390                            Fax:     (801)  3214893
  If to Furstenau, to:                                With  copies to:

Robert A. Furstenau                               David  Wahlquist,
Esq.                                                7579 Mary Esther
Circle                         Kirton &
McConkie                                         Salt Lake City, Utah
84093                    60 E. South  Temple, Suite
1800                                         Fax: (801)
9446936                              Salt Lake  City, Utah 84111

                               Fax:     (801) 3214893


  or such other addresses as shall be furnished in writing by  any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.
  7.04     Attorney's Fees.  In the event that any party  institutes any action  or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.
  7.05     Schedules, Knowledge.  Whenever in any section of  this
Agreement reference is made to information set forth in the schedules provided by Txon or Furst such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.
  7.06     Entire Agreement.  This Agreement represents the  entire
agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

  7.07     Survival of Representations and Warranties.  Each of  the
representations and warranties made by the parties in this Agreement, including the schedules delivered pursuant hereto, shall survive the closing for a period of one (1) year and any claim based on any breach thereof must be commenced within such one (1) year period or it will be forever barred; provided, however, that the representations and warranties contained in Sections 2.01, 2.02, 2.03, 2.05, 2.11, 3.01, 3.02, 3,03, 3.05, and 3.11
shall survive the closing and shall not be limited by such one (1) year period.
  7.08     No Third Party Beneficiaries.  Nothing in this  Agreement, whether express or implied, shall confer upon any third party any rights or remedies of any nature or kind under or by reason of this Agreement.
  7.09     Investigation; Absence of Other Representation or
Warranties. Each party has conducted a careful investigation of the other party, has made its own determination with respect to the value of the other party's shares of stock. In conjunction with such investigation, each party has had: (a) access to and reviewed the books, records, and contracts of the other party, (b) access to and inspected the assets of the other party, and
(c) access to and interviewed key employees of the other party. There are no representations or warranties except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, no party has made any representations or warranties to any other party with respect to value of the shares of stock of such party or with respect to projected future income of such party.
  7.10     Counterparts.  This Agreement may be executed in  multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.
  7.11     Amendment or Waiver.  Every right and remedy provided  herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time fore performance thereof my be extended by a writing signed by the party or parties for whose benefit the provision is intended.
  IN WITNESS WHEREOF, the parties hereto have caused  this Agreement  to be executed as of the date first above written.
  TXON CORPORATION                            FURST ENTERPRISES,  INC.

 A Nevada Corporation                                 A Utah
Corporation
     BY: /s/ Stephanie Harnicher                         By: /s/  Robert
A. Furstenau
 Stephanie Harnicher, President                     Robert A  Furstenau,
President
   /s/ Robert A. Furstenau
  Robert A. Furstenau, Individually
  STATE OF UTAH                )
 ss.
 COUNTY OF SALT LAKE )
  On this 26th day of April 1999, personally appeared before  me
Stephanie Harnicher, whose identity is personally known to me and who be by me duly sworn, did say that she is the President of Txon Corporation and that said document was signed by him on behalf of said corporation by authority of its bylaws, and said Stephanie Harnicher acknowledged to me that  said corporation  executed the same.
  /s/ Colleen L. Wallace
 Notary Public
  STATE OF UTAH                )
 ss.
 COUNTY OF SALT LAKE )
  On this 26th day of April 1999, personally appeared before  me Robert
A  Furstenau, whose
identify is personally known to me and who be by me duly sworn, did say that he is the President of Furst Enterprises and that said document was signed by him on behalf of said corporation by authority of its bylaws, and said Robert A. Furstenau acknowledged to me that said corporation executed the same.
  /s/ Colleen L. Wallace
 Notary Public
  STATE OF UTAH                )
 ss.
 COUNTY OF SALT LAKE )
  On this 26th day of April 1999, personally appeared before me  Robert
A Furstenau, whose identify is personally known to me and who be by me duly sworn, did say that he signed the foregoing document.
  /s/ Colleen L. Wallace
 Notary Public
